Pricing Supplement No. 5	Rule 424(b)(2)

Dated: December 11, 2002	Registration No. 333-47336

(To Prospectus dated October 16, 2000, and Prospectus Supplement dated February 28, 2001)

WELLS FARGO & COMPANY

Medium-Term Notes, Series C

Floating Rate Notes

Principal Amount:	$450,000,000.00

Issue Price:	100%

Proceeds to Company:	$449,460,000.00

Original Issue Date:	12/16/2002

Stated Maturity:	12/16/2005

Form:	Book entry

Base Rate:	Federal Funds Rate

Initial Interest Rate:	Federal Funds Rate plus 25 basis points; to be determined one Business Day prior to the Original Issue Date

Interest Payment Dates:	Quarterly on the 16th of March, June, September and December, commencing March 16, 2003

Regular Record Dates:	Fifteen calendar days preceding each Interest Payment Date

Interest Determination Dates:	One Business Day preceding each Interest Reset Date

Interest Reset Dates:	Daily

Index Maturity:	Daily

Spread:	+ 25 basis points

Agent:	Lehman Brothers, Inc.

Currency:	U.S. Dollars

Other Terms:	CUSIP #94974BAR1